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                                                                EXHIBIT 99.B4(b)




                              KEMPER HORIZON FUND

                        WRITTEN INSTRUMENT ESTABLISHING
                   AND DESIGNATING SEPARATE CLASSES OF SHARES

                               September 16, 1995


        The undersigned constitute all the Trustees of Kemper Horizon Fund (the "Fund"), a Massachusetts business trust governed by an Agreement and Declaration of Trust dated June 12, 1995 (the "Declaration of Trust"). This instrument is executed pursuant to Section 1 of Article III of the Declaration of Trust in order to establish and designate separate classes of shares of any series of the Fund, and it is based in part upon resolutions of the Board of Trustees of the Fund adopted at a meeting on September 16, 1995.

        WHEREAS, Under the Declaration of Trust the Board of Trustees has the authority, in its discretion and without shareholder approval, to divide the shares of any series of the Fund into separate classes of shares;

        WHEREAS, This Board of Trustees has previously approved, subject to various conditions, the division of the shares of each series of the Fund into four classes of shares, to be named "Class A Shares," "Class B Shares," "Class C Shares" and "Class I Shares;"

        WHEREAS, This Board of Trustees deems it desirable and in the best interests of the Fund to divide the shares of each series of the Fund, whether now existing or hereafter created (the "series"), into four separate classes of shares to be named, as previously indicated, "Class A Shares," "Class B Shares," "Class C Shares" and "Class I Shares" and to provide investors with a conversion feature from Class B Shares to the Class A Shares, which conversion feature would thereby eliminate any distribution services fee then in effect under any plan adopted pursuant to Rule 12b-1 of the Investment Company Act of 1940 ("1940 Act") for such Class B Shares; and

        WHEREAS, This Board of Trustees believes that the creation of four separate classes of shares as provided herein will be in the best interests of and will have no negative effects upon the current shareholders of the Fund;

        NOW, THEREFORE, the establishment and designation of separate classes of shares of any series of the Fund is approved in accordance with the following provisions:

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        1.   Subject to the conditions hereinafter set forth, the shares of any series shall be divided into four classes to be known respectively as the "Class A Shares," the "Class B Shares," the "Class C Shares" and the "Class I Shares," which classes shall have such preferences and special or relative rights and privileges as may be determined from time to time by this Board of Trustees subject always to the Declaration of Trust and the 1940 Act and the rules and regulations thereunder.

        2. Subject to the terms of the Declaration of Trust, the Class A Shares, Class B Shares, Class C Shares and Class I Shares will have the same rights and privileges except that:

        (A)  The Class A Shares

                (1) shall be sold subject to an initial sales charge as described in the prospectus for the Fund as from time to time in effect or shall be issued to shareholders in connection with the conversion feature as hereinafter described;

                (2)  shall have an administrative service fee;

                (3) shall not have a plan of distribution adopted under Rule 12b-1 of the 1940 Act ("Rule 12b-1 plan") and no fees payable under the Rule 12b-1 plans for the Class B Shares or Class C Shares shall be allocated or charged to the Class A Shares; and

                (4) shall have such dividend reinvestment, exchange and redemption rights and privileges as may be described in the prospectus for the Fund as from time to time in effect; and

        (B)  the Class B Shares

                (1) shall be sold without an initial sales charge but subject to a contingent deferred sales charge imposed upon the redemption of the Class B shares as described in the prospectus of the Fund as from time to time in effect;

                (2)  shall have an administrative service fee;

                (3) shall have a Rule 12b-1 plan and any fees payable from time to time under such plan shall be allocated and charged to, and any voting rights with respect to such plan shall be exercisable by, the Class B Shares only;

                (4) shall convert to Class A Shares within a specified number of years as hereinafter described; and



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                (5)  shall have such purchase, dividend reinvestment, exchange and redemption rights and privileges associated therewith as may be described in the prospectus for the Fund as from time to time in effect; and

        (C)  the Class C Shares

                (1) shall be sold without any initial sales charge or any contingent deferred sales charge;

                (2)  shall have an administrative service fee;

                (3) shall have a Rule 12b-1 plan and any fees payable from time to time under such plan shall be allocated and charged to, and any voting rights with respect to such plan shall be exercisable by, the Class C Shares only; and

                (4) shall have such purchase, dividend reinvestment, exchange and redemption rights and privileges associated therewith as may be described in the prospectus for the Fund as from time to time in effect; and

        (D)  the Class I Shares

                (1) shall be sold without any initial sales charge or any contingent deferred sales charge;

                (2)  shall not have an administrative service fee;

                (3) shall not have a Rule 12b-1 plan and no fees payable under the plans for the Class B Shares or Class C Shares shall be allocated or charged to the Class I Shares; and

                (4) shall have such dividend reinvestment, exchange and redemption rights and privileges as may be described in the prospectus for the Fund as from time to time in effect.

        3. Any shares of the Fund that are issued and outstanding at the time when shares of the Fund are effectively divided into separate classes of shares as set forth above shall be classified as Class A Shares.

        4. Class A Shares of a series shall be issued to holders of Class B Shares of the same series pursuant to the following described conversion feature:

                (A) Class B Shares will convert to Class A Shares six years after issuance of such Class B Shares; provided, however, that any Class B Shares issued in exchange for shares originally classified as Initial Shares of Kemper Portfolios, formerly known as Kemper Investment Portfolios

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        (KP), whether in connection with a reorganization with a series of KP or otherwise, shall convert to Class A Shares seven years after issuance of such Initial Shares if such Initial Shares were issued prior to February 1, 1991;

                (B) Class B Shares issued upon reinvestment of income and capital gain dividends and other distributions will convert to Class A Shares on a pro rata basis with other Class B Shares; and

                (C) Conversion to Class A Shares shall be based upon the relative net asset values of the Class A Shares and the Class B Shares at the time of conversion.

        IN WITNESS WHEREOF, the undersigned have this 16th day of September, 1995 signed these presents.



                                        /s/ Stephen B. Timbers
                                        -------------------------
                                        Stephen B. Timbers
                                        210 South Green Bay Road
                                        Lake Forest, IL  60045

                                        (signatures continue)










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                                        /s/ James E. Akins
                                        -------------------------------
                                        James E. Akins
                                        2904 Garfield Terrace, N.W.
                                        Washington, D.C.  20008-3507


                                        /s/ Arthur R. Gottschalk
                                        -------------------------------
                                        Arthur R. Gottschalk
                                        10642 Brookridge Drive
                                        Frankfort, Illinois  60423


                                        /s/ Frederick T. Kelsey
                                        -------------------------------
                                        Frederick T. Kelsey, Trustee
                                        3133 Laughing Gull Court
                                        Johns Island, South Carolina  29455


                                        /s/ David B. Mathis
                                        -------------------------------
                                        David B. Mathis, Trustee
                                        529 Briar Lane
                                        Lake Forest, IL  60045


                                        /s/ Fred B. Renwick
                                        -------------------------------
                                        Fred B. Renwick
                                        3 Hanover Square
                                        New York, New York  10004


                                        ------------------------------------
                                        Stephen B. Timbers, Trustee
                                        210 South Green Bay Road
                                        Lake Forest, Illinois  60045


                                        /s/ John B. Tingleff
                                        -------------------------------
                                        John B. Tingleff, Trustee
                                        2015 South Lake Shore Drive
                                        Harbor Springs, Michigan  49740


                                        /s/ John G. Weithers
                                        -------------------------------
                                        John G. Weithers, Trustee
                                        311 Springlake
                                        Hinsdale, Illinois  60521